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                                                                     EXHIBIT 24


                              POWER OF ATTORNEY

        We, the undersigned directors of PACCAR Inc, a Delaware corporation (the "Company"), hereby severally constitute and appoint C. M. Pigott our true and lawful attorney-in-fact, with full power to sign for us in our names and in our capacity as director, the Company's Annual Report on Form 10-K for the year ending December 31, 1993, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

        IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 14th day of December 1993.



/s/  R. P. Cooley                               /s/  D. J. Hovind
- --------------------------------                --------------------------------
R. P. Cooley                                    D. J. Hovind
Director, PACCAR, Inc                           Director, PACCAR Inc



/s/  John M. Fluke, Jr.                         /s/  James C. Pigott
- --------------------------------                --------------------------------
J. M. Fluke, Jr.                                J. C. Pigott
Director, PACCAR Inc                            Director, PACCAR Inc



/s/  C. H. Hahn                                 /s/  John W. Pitts
- --------------------------------                --------------------------------
C. H. Hahn                                      J. W. Pitts
Director, PACCAR Inc                            Director, PACCAR Inc



/s/  H. J. Haynes                               /s/  James H. Wiborg
- --------------------------------                --------------------------------
H. J. Haynes                                    J. H. Wiborg
Director, PACCAR Inc                            Director, PACCAR Inc